UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2014

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia  30309

(Address of principal executive offices)  (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual meeting of stockholders held on April 29, 2014 (the “2014 Annual Meeting”), the stockholders of EarthLink Holdings Corp. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation containing revised advance notice requirements for stockholder nominations of directors.  The Amendment was filed with the Secretary of State of Delaware on April 30, 2014 and is effective as of April 30, 2014.

The Amendment provides stockholders additional time to submit director nominees by extending certain of the deadlines. The deadline for stockholder nominations of directors at an annual meeting will be at least 60 days and no more than 90 days before the anniversary date of the prior year meeting (as opposed to the current deadline of 90 days). The Amendment also provides that if the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, the deadline range will be at least 60 days and no more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the annual meeting date. The deadline range for stockholder nominations of directors at a special meeting will be at least 60 days and no more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the special meeting date (as opposed to the current deadline of seven days following notice of the meeting).

In addition to the information about a director nominee required by the current advance notice provisions, the Amendment requires disclosure of certain employment and biographical information regarding the director nominee and the number of shares of the Company’s capital stock held by the nominee. The Amendment also provides that the Company can request additional information from the nominee for the purpose of determining his or her independence. The proposed nominee will also remain subject to the requirement under the Company’s bylaws to provide a completed questionnaire, representation and agreement providing additional background and qualification information.

In addition to the information about a nominating stockholder required by the current advance notice provisions, the Amendment requires the following disclosures regarding the nominating stockholder: (i) certain employment information, (ii) interests in the Company’s capital stock, including shares held, derivative positions, short interests and rights to dividends and performance related fees and (iii) a representation whether such stockholder intends to solicit proxies in support of the nominee. In addition, the Amendment requires the disclosures about the nominating stockholder to be updated as of the record date. The disclosure requirements applicable to the nominating stockholder will also be applicable to any beneficial owner on whose behalf the nomination is proposed to be made and certain “Associated Persons.”

As mentioned above, the Amendment requires disclosure of certain derivative positions in the Company’s capital stock held by the nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is proposed to be made. These derivative positions are generally defined as those which have a value derived in whole or in part from the value of any shares of the Company’s capital stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the four proposals submitted for a vote of the stockholders of the Company at the 2014 Annual Meeting:

Proposal 1.  To elect Susan D. Bowick, Joseph F. Eazor, David A. Koretz, Kathy S. Lane, Garry K. McGuire, R. Gerard Salemme, Julie A. Shimer, Ph.D. and M. Wayne Wisehart to the Company’s Board of Directors to serve until the 2015 annual meeting of stockholders or until his or her successor is duly elected and qualified. This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Name	Votes For	Votes Against	Votes Abstained	Broker non- votes
Susan D. Bowick	73,561,792	1,894,061	154,832	19,711,150
Joseph F. Eazor	73,763,413	1,745,131	102,141	19,711,150
David A. Koretz	73,753,681	1,757,898	99,106	19,711,150
Kathy S. Lane	73,617,919	1,899,969	92,797	19,711,150
Garry K. McGuire	73,622,430	1,891,043	97,212	19,711,150
R. Gerard Salemme	73,616,171	1,889,226	105,288	19,711,150
Julie A. Shimer, Ph.D	73,625,633	1,892,903	92,149	19,711,150
M. Wayne Wisehart	65,496,262	10,016,332	98,091	19,711,150

Proposal 2.  To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Votes For — 66,161,923

Votes Against — 6,858,617

Votes Abstained — 2,590,145

Broker non-votes — 19,711,150

Proposal 3.  To amend the Company’s Amended and Restated Certificate of Incorporation to revise the advance notice requirements for stockholder nominations of directors.  This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Votes For — 72,715,212

Votes Against — 2,812,152

Votes Abstained — 83,321

Broker non-votes — 19,711,150

Proposal 4.  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Votes For — 87,208,798

Votes Against — 8,022,807

Votes Abstained — 90,230

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of EarthLink Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

By:	/s/ Bradley A. Ferguson
Name:	Bradley A. Ferguson
Title:	Executive Vice President,
Chief Financial Officer

Date: April 30, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of EarthLink Holdings Corp.